    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1996
                                                REGISTRATION STATEMENT NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              PERFUMANIA, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             FLORIDA                                 65-0026340
 -------------------------------               ----------------------
 (STATE OR OTHER JURISDICTION OF                    (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)


                             11701 N.W. 101ST ROAD
                              MIAMI, FLORIDA 33178
                    ---------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


              PERFUMANIA, INC. 1991 STOCK OPTION PLAN, AS AMENDED
              ---------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                      SIMON FALIC, CHIEF EXECUTIVE OFFICER
                                PERFUMANIA, INC.
                             11701 N.W. 101ST ROAD
                              MIAMI, FLORIDA 33178
                    ---------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (305) 889-1600
          -----------------------------------------------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            KENNETH C. HOFFMAN, ESQ.
                          GREENBERG, TRAURIG, HOFFMAN,
                         LIPOFF, ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                             MIAMI, FLORIDA  33131

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           -----------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED        PROPOSED MAXIMUM
                  TITLE OF                                               MAXIMUM            AGGREGATE          AMOUNT OF
               SECURITIES TO                     AMOUNT TO BE        OFFERING PRICE      OFFERING PRICE      REGISTRATION
               BE REGISTERED                      REGISTERED          PER SHARE(1)             (1)             FEE (2)
 COMMON STOCK, $.01 PAR VALUE  . . . . .        400,000 SHARES       $4.25              $1,700,000           $587


(1)     ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE.

(2) COMPUTED IN ACCORDANCE WITH RULE 457(H) ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW SALE PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON AUGUST 8, 1996 WITH RESPECT TO THE 400,000 SHARES OF COMMON STOCK TO WHICH THIS REGISTRATION STATEMENT RELATES, WHICH SHARES ARE SUBJECT TO FUTURE GRANTS OF OPTIONS.

         This Registration Statement is being filed to register additional securities to be offered pursuant to the Registrant's 1991 Stock Option Plan, as amended, with respect to which the Registrant's Registration Statements on Form S-8 (Registration Nos. 33-72262 and 33-85260) have previously been filed. Pursuant to Instruction E of Form S-8, the contents of the Registrant's Registration Statement Nos. 33-72262 and 33-85260 (Items 3 through 9, inclusive, of such Registration Statements on Form S-8) are incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on August 12, 1996.

                                PERFUMANIA, INC.


                                By:/s/ Simon Falic
                                ----------------------------------------------
                                Simon Falic, Chief Executive Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and Directors of Perfumania, Inc. do hereby constitute and appoint Simon Falic and Ron A. Friedman, or any one of them, as true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents may deem necessary and advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including, specifically, but without limitation, the power and authority to sign for us or any of us any and all amendments thereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                TITLE                                      DATE
          ---------                                -----                                      ----


/s/ Simon Falic                            Chairman of the Board, President            August 12, 1996
- ----------------------------------         and Chief Executive Officer
Simon Falic                                (principal executive officer)



/s/ Ron A. Friedman                        Chief Financial Officer, Chief              August 12, 1996
- ----------------------------------         Operating Officer, Treasurer,
Ron A. Friedman                            Secretary and Director (principal
                                           financial and accounting officer)



/s/ Jerome Falic                           Vice Chairman of the Board                  August 12, 1996
- ----------------------------------
Jerome Falic


                                           Director                                    August 12, 1996
- ----------------------------------
Daniel J. Manella


/s/ Robert Pliskin                         Director                                    August 12, 1996
- ----------------------------------
Robert Pliskin


/s/ Carole A. Taylor                       Director                                    August 12, 1996
- ----------------------------------
Carole A. Taylor


/s/ Marc Finer                             Director                                    August 12, 1996
- ----------------------------------
Marc Finer

                                 EXHIBIT INDEX


EXHIBIT                                                                                  SEQUENTIAL
 NUMBER                                       DESCRIPTION                                  PAGE NO.
 -------                                      -----------                                 ----------


    5                 Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                      Quentel, P.A., and consent of counsel . . . . . . . . . . .

   10.1               Perfumania, Inc. 1991 Stock Option Plan, as amended . . . .


   23.1               Consent of Price Waterhouse LLP . . . . . . . . . . . . . .


   23.2               Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
                      Quentel, P.A. is contained in its opinion included as
                      Exhibit 5 hereof.

    24 Power of Attorney is included on the signature page of this Registration Statement.